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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 25, 2007

BIG CAT ENERGY CORPORATION
 (Exact name of registrant as specified in its charter)

NEVADA	000-49870	61-1500382
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

201 W. Lakeway
Suite 1000
Gillette, Wyoming 82718
(Address of principal executive offices and Zip Code)

(307) 685-3122
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 3.02     UNREGISTERED SALE OF EQUITY SECURITIES.

On January 25, 2007 we completed a private placement of securities pursuant to Reg. S of the Securities Act of 1933 (the "Act") wherein we sold 1,233,500 restricted shares of common stock at a price of $0.75 per shares to twenty persons in exchange for $925,125. The offer and sale of the shares of common stock was made outside the United States of America and the transaction was closed offshore. All of the purchasers were non-U.S. persons as defined in Reg. S of the Act.

On January 25, 2007 we completed a private placement of securities pursuant to section 4(2) of the Securities Act of 1933 (the "Act") wherein we sold 778,500 restricted shares of common stock at a price of $0.75 per shares to nineteen persons in exchange for $583,875. Each purchaser was given the same information that can be found in a Form SB-2 registration statement and each person represented he was a sophisticated investor. No compensation was paid to anyone in connection with the sale of the shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 31st day of January, 2007.

BIG CAT ENERGY CORPORATION

BY:	ROBERT GOODALE
Robert Goodale, Secretary/Treasurer, Principal Accounting Officer, and Principal Financial Officer